SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 17, 2007

Wells Real Estate Fund IX, L.P.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-22039	58-2126622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements

On December 17, 2007, The Fund IX, Fund X, Fund XI and REIT Joint Venture (the "Joint Venture"), a joint venture partnership between Wells Real Estate Fund IX, L.P. (the "Registrant"), Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P., and Piedmont Operating Partnership, LP, and Avaya, Inc., an unrelated third party, entered into the second amendment to the net lease agreement (the "Agreement") with Avaya, Inc., the sole tenant at an office building containing approximately 57,000 square feet located in Oklahoma City, OK (the "Avaya Building"). The Joint Venture owns 100% of the Avaya Building. The Registrant owns an equity interest of approximately 39.03% in the Joint Venture.

The Agreement extends the termination date of the lease from January 31, 2008 to January 31, 2010. The monthly base rent payable under the Agreement is approximately $62,000 from February 1, 2008 through January 31, 2009. Effective February 1, 2009, the monthly base rent increases to approximately $64,000 through the lease expiration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND IX, L.P. (Registrant)

By:	WELLS PARTNERS, L.P. General Partner

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Douglas P. Williams Douglas P. Williams Senior Vice President

Date: December 21, 2007